EXHIBIT 23.2

                          Independent Auditors' Consent

The Board of Directors and Stockholders
FirstCity Financial Corporation:


We consent to the use of our report incorporated by reference and to the reference of our firm under the heading "Experts" in the prospectus.


                                                       /s/ KPMG Peat Marwick LLP

Fort Worth, Texas
March 27, 1997